                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         COBRA ELECTRONICS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         COBRA ELECTRONICS CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                  [COBRA ELECTRONICS CORPORATION LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1996
To the Shareholders:

     The Annual Meeting of Shareholders of Cobra Electronics Corporation (the "Company") will be held at the offices of Sidley & Austin, One First National Plaza, 55th Floor, Room 5-6 C, Chicago, Illinois on Tuesday, May 14, 1996 at 11:00 a.m. to:

        1. Elect two Class I directors of the Company to hold office until the 1999 Annual Meeting of Shareholders; and

        2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 5, 1996 are entitled to notice of and to vote at the meeting or any adjournments thereof. A complete, alphabetic list of such shareholders showing their addresses and the number of shares registered for each will be kept open at the offices of the Company, 6500 West Cortland Street, Chicago, Illinois 60635, for examination by any shareholder during ordinary business hours for a period of ten days prior to the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     A copy of the Annual Report for the year ended December 31, 1995, a Proxy Statement and Proxy Card accompany this notice.

                                          By order of the Board of Directors,

                                          GERALD M. LAURES
                                               Secretary
Chicago, Illinois
April 17, 1996

                         COBRA ELECTRONICS CORPORATION
                           6500 WEST CORTLAND STREET
                            CHICAGO, ILLINOIS 60635

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1996

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Cobra Electronics Corporation (the "Company") to be voted at the Company's 1996 Annual Meeting of Shareholders to be held on Tuesday, May 14, 1996, at the offices of Sidley & Austin, One First National Plaza, 55th Floor, Room 5-6 C, Chicago, Illinois at 11:00 a.m. The principal executive offices of the Company are located at 6500 West Cortland Street, Chicago, Illinois 60635. This Proxy Statement, the accompanying Proxy Card and the 1995 Annual Report were first mailed to shareholders on or about April 17, 1996.

                 RECORD DATE AND OUTSTANDING VOTING SECURITIES

     Only shareholders of record at the close of business on April 5, 1996 are entitled to notice of and to vote at the meeting. On that date the Company had outstanding 6,230,398 shares of Common Stock, par value $.33 1/3 per share. Owners of Common Stock are entitled to one vote for each share held. The Company has no other outstanding voting securities.

               REVOCATION OF PROXIES AND OTHER VOTING INFORMATION

     Proxies given pursuant to this solicitation may be revoked at any time prior to the voting thereof (by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date which is voted at the meeting or by attending the 1996 Annual Meeting of Shareholders and voting in person); once voted, however, proxies may not be retroactively revoked.

     A shareholder may (i) vote for the election of both nominees designated below as Class I directors, (ii) withhold authority to vote for both director nominees or (iii) vote for the election of such director nominees other than a nominee with respect to whom the shareholder withholds authority to vote by striking a line through the nominee's name on the proxy. All outstanding shares of Common Stock represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed in the accompanying proxy. If no instructions are given, the shares will be voted for the election of both nominees designated below to serve as Class I directors.

     A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to the election of directors (the "non-voted shares"). Non-voted shares will be considered shares not present and entitled to vote for the election of directors, although such shares will count for purposes of determining the presence of a quorum. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present at the meeting, the two persons receiving the greatest number of votes will be elected to serve as Class I directors. Accordingly, non-voted shares and withholding authority to vote for a director nominee will not affect the outcome of the election of directors.

                             DIRECTORS AND NOMINEES

     The Company's Certificate of Incorporation classifies the Board of Directors into three classes, as nearly equal in number as possible, each of whom serves for three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting for a full three-year term. The terms of two of the present directors will expire at the 1996 Annual Meeting of Shareholders. Mr. Jerry Kalov, President and Chief Executive Officer, and Mr. Harold D. Schwartz, appointed a director in 1983, have been nominated for election as Class I directors for three-year terms expiring at the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. The terms of the other four directors will continue as indicated below.

     Unless otherwise specified in the proxy, it is the present intention of the persons named in the accompanying proxy to vote such proxy for the election of Jerry Kalov and Harold D. Schwartz, the two nominees designated below, to serve as Class I directors. Management is not aware of any nominee for director to be proposed by others. If on account of death or unforeseen contingencies, either of Messrs. Kalov or Schwartz should not be available for election, the persons named in the accompanying proxy reserve the right to vote such proxy for such other person or persons as may be nominated to serve as a Class I director by the management of the Company. Management has no reason to believe that any Class I nominee will be unable to serve if elected.

     The names of the Company's directors and director nominees, their principal occupations and certain biographical information relating to such persons are set forth below.

    NOMINEES AND DIRECTORS         AGE                     PRINCIPAL OCCUPATION
- ------------------------------     ----     ---------------------------------------------------
William P. Carmichael, Class         52     Senior Vice President & Chief Accounting Officer,
  III                                       Sara Lee Corporation, 1991-1993; retired 1993;
  (Term expiring in 1998)                   Senior Vice President & Chief Financial Officer,
                                            Beatrice Company, 1988-1990. Director since 1994.
Samuel B. Horberg, Class II          69     Vice President, Secretary and Treasurer of the
  (Term expiring in 1997)                   Company, 1985-1986; retired 1986; Vice
                                            President-Finance, Secretary and Treasurer of the
                                            Company, 1961-1985. Director since 1961.
Jerry Kalov, Class I                 60     President and Chief Executive Officer of the
  (Nominee, term, if elected,               Company, August 1986 to present; President and
  expiring in 1999)                         Chief Operating Officer of the Company, April 1985
                                            to August 1986; President, Kalov & Associates,
                                            Inc., management consultants, 1983-1985; President,
                                            Harman International Industries, Inc., 1980-1983.
                                            Director since 1985.
Carl Korn, Class III                 74     Chairman of the Board of the Company, 1961 to
  (Term expiring in 1998)                   present; President and Chief Executive Officer of
                                            the Company, 1961-1985. Director since 1961.
Gerald M. Laures, Class II           48     Vice President-Finance of the Company, since March,
  (Term expiring in 1997)                   1994; Corporate Secretary of the Company, 1989 to
                                            present; Corporate Controller of the Company
                                            1988-1994. Director since 1994.
Harold D. Schwartz, Class I          70     President, Chez & Schwartz, Inc., marketing and
  (Nominee, term, if elected,               sales consultants, 1973 to present. Director since
  expiring in 1999)                         1983.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held 5 meetings during fiscal year 1995. Each member of the Board of Directors attended all the meetings of the Board of Directors and committees of which they are members. The Board of Directors has four committees: the Audit Committee, the Finance Committee, the Compensation Committee and the 1995 Stock Option Plan Committee. During fiscal year 1995, these committees met four times, one time, three times and one time, respectively.

     The members of the Audit Committee are: Harold D. Schwartz (Chairman), William P. Carmichael, Samuel B. Horberg and Carl Korn. The Audit Committee assists the Board of Directors in fulfilling its responsibility for the accounting practices of the Company and reviews the selection of, and recommendations by, the Company's independent auditors.

     The members of the Finance Committee are: William P. Carmichael (Chairman), Jerry Kalov and Gerald M. Laures. The Finance Committee reviews and recommends financing plans and agreements.

     The members of the Compensation Committee are: Samuel B. Horberg (Chairman), Jerry Kalov and Harold D. Schwartz. The Compensation Committee reviews the compensation of the Company's executive officers, except for options issued under the 1995 Stock Option Plan which is administered by the 1995 Stock Option Plan Committee.

     The members of the 1995 Stock Option Plan Committee are: Samuel B. Horberg (Chairman), William P. Carmichael and Harold D. Schwartz. The 1995 Stock Option Plan Committee administers the 1995 Stock Option Plan.

     The Company has no nominating or similar committee.

                           COMPENSATION OF DIRECTORS

     Mr. Korn in his capacity as Chairman of the Board of the Company currently receives an annual retainer of $25,000. Messrs. Carmichael, Horberg and Schwartz, who are not employees of the Company, currently receive annual retainers of $10,000 and a fee of $1,000 for each Board meeting and $500 for each committee meeting attended, not to exceed one Board meeting and one committee meeting or two committee meetings on any one day. When a committee meeting occurs on the same day as a Board meeting or another committee meeting, the fee for the committee meeting or meetings is reduced to $400 for each such meeting. In addition, Messrs. Carmichael, Horberg and Schwartz, each of whom serves as a chairman of a committee of the Board, receives a $1,000 annual retainer. At the present time, the other directors of the Company who serve on the Board or any committee thereof receive no compensation for doing so.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As indicated above, the members of the Compensation Committee are: Samuel
B. Horberg (Chairman), Jerry Kalov and Harold D. Schwartz and the members of the 1995 Stock Option Plan Committee are Samuel B. Horberg (Chairman), William P. Carmichael and Harold D. Schwartz. Mr. Horberg served as Vice President, Secretary and Treasurer of the Company from 1961 until his retirement in 1986. Mr. Kalov is the President and Chief Executive Officer of the Company.

     During 1990, pursuant to Jerry Kalov's employment agreement dated January 1, 1988, the Company loaned him $1.25 million for the exercise of options on 375,000 shares of Common Stock. Mr. Kalov signed a promissory note with recourse due December 30, 1997, which is secured by the related shares. From the inception of the loan through December 31, 1995, accrued interest of $472,945 has been added to the loan balance reflecting an average interest rate of 6.6%. During fiscal 1995, the largest amount outstanding under the loan was $1,722,945 and, as of March 31, 1996, the amount outstanding was approximately $1,745,511.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to the beneficial ownership of Common Stock, as of February 29, 1996, of each of the Company's directors and director nominees, each person named in the summary compensation table below and the Company's directors and executive officers as a group.

                                                        AMOUNT AND NATURE     PERCENT OF
                                                          OF BENEFICIAL      OUTSTANDING
                             NAME                         OWNERSHIP(1)       COMMON STOCK
          -------------------------------------------   -----------------    ------------
          William P. Carmichael......................          10,000               *
          Samuel B. Horberg..........................          16,500               *
          Jerry Kalov................................         796,493(2)         12.0%
          Carl Korn..................................         267,183(3)          4.3%
          Gerald M. Laures...........................          17,900(4)            *
          Harold D. Schwartz.........................          37,354(5)            *
          Stephen M. Yanklowitz......................          25,000(6)            *
          All directors, director nominees and
            executive officers as a group (7
            persons).................................       1,170,430(7)         17.6%

- ------------
 *  Less than 1% of the outstanding Common Stock.

(1) Except as otherwise disclosed, beneficial ownership includes both sole investment and voting power with respect to the shares indicated.

(2) The amount includes 406,493 shares, which Mr. Kalov may acquire pursuant to the exercise of stock options.

(3) The amount shown includes 57,785 shares held by the Carl and Frances Korn Foundation with respect to which Mr. Korn has sole investment and voting power.

(4) The amount includes 13,500 shares, which Mr. Laures may acquire pursuant to the exercise of stock options.

(5) The amount shown represents 35,195 shares owned by Chez & Schwartz, Inc. Profit Sharing Trust and 2,000 shares held by the Chez & Schwartz Pension Plan, as to both of which Mr. Schwartz is the sole beneficiary, and 159 shares owned by Chez & Schwartz, Inc., of which Mr. Schwartz is President and sole shareholder.

(6)  Effective June 22, 1995, Mr. Yanklowitz left the employ of the Company.

(7) The amount includes 419,993 shares, which such directors and executive officers may acquire pursuant to the exercise of stock options.

     Other than Mr. Kalov, 6500 West Cortland Street, Chicago, Illinois 60635, to the knowledge of the Company, as of December 31, 1995, the only beneficial owners of more than 5% of the outstanding shares of Common Stock are as follows:

                                                        AMOUNT AND NATURE     PERCENT OF
                                                          OF BENEFICIAL      OUTSTANDING
                       NAME AND ADDRESS                   OWNERSHIP(1)       COMMON STOCK
          -------------------------------------------   -----------------    ------------
          Heartland Advisors, Inc....................        513,750              8.2%
          790 N. Milwaukee St.
          Milwaukee, WI 53202

          Dimensional Fund Advisors..................        434,150              7.0%
          1299 Ocean Avenue, 11th Floor
          Santa Monica, CA 90401

- ------------
(1) Beneficial ownership includes both sole investment and voting power with respect to the shares indicated.

                             EXECUTIVE COMPENSATION

                       ANNUAL AND LONG-TERM COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 for (i) the chief executive officer of the Company and
(ii) each other executive officer of the Company whose annual salary and bonus exceeded $100,000 during fiscal year 1995 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                  ANNUAL COMPENSATION           ------------
                                           ---------------------------------     SECURITIES
                                                                OTHER ANNUAL     UNDERLYING      ALL OTHER
                                           SALARY     BONUS     COMPENSATION    OPTIONS/SARS    COMPENSATION
   NAME AND PRINCIPAL POSITION     YEAR      ($)       ($)         (2)($)           (#)             ($)
- ---------------------------------  ----    -------    ------    ------------    ------------    ------------
Jerry Kalov......................  1995    300,000       -0-        5,500              -0-           4,620(3)
  President and Chief              1994    300,000       -0-        5,500          170,986           3,883(3)
  Executive Officer                1993    311,519       -0-        5,500              -0-           2,312(3)
Stephen M. Yanklowitz(1).........  1995    100,000       -0-          -0-              -0-         200,000(4)
  Chief Operating Officer          1994     57,692       -0-          -0-          125,000             -0-
                                   1993        -0-       -0-          -0-              -0-             -0-
Gerald M. Laures.................  1995    115,000    10,000          -0-           10,500           3,465(3)
  Vice President-Finance           1994    102,404       -0-          -0-           25,000           2,549(3)
  and Corporate Secretary          1993     94,615       -0-          -0-           14,500             848(3)

- ------------
(1) Effective June 22, 1995, Mr. Yanklowitz left the employ of the Company.

(2) All amounts indicated for Named Officers relate to reimbursements for taxes owed for certain perquisites.

(3) Represents the Company's contributions under The Cobra Electronics Corporation Profit Sharing and 401(k) Incentive Savings Plan. For 1995, 1994 and 1993, these amounts represent only the Company's required matching contribution to the Plan in an amount equal to a certain percentage of the amount contributed by the Named Officers.

(4) Represents the amount payable to Mr. Yanklowitz in connection with his termination of employment as discussed at "Employment Agreements".

                        STOCK OPTIONS/SAR GRANTS IN 1995

     Shown below is information with respect to grants during fiscal year 1995 to the Named Officers of options to purchase Common Stock of the Company. No stock appreciation rights ("SARs") were granted in 1995.

                                                                                                POTENTIAL
                                                                                               REALIZABLE
                                                                                            VALUE OF ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                                  STOCK
                                              PERCENTAGE OF                                PRICE APPRECIATION
                              SECURITIES     TOTAL OPTIONS/                                        FOR
                              UNDERLYING      SARS GRANTED      EXERCISE OR                    OPTION TERM
                             OPTIONS/SARS    TO EMPLOYEES IN    BASE PRICE    EXPIRATION   -------------------
           NAME               GRANTED(#)          1995           ($/SHARE)       DATE      5%($)       10%($)
- ---------------------------  ------------    ---------------    -----------   ----------   ------      -------
Jerry Kalov................         --               --                --             --       --           --
Stephen M. Yanklowitz(1)...         --               --                --             --       --           --
Gerald M. Laures...........     10,500(2)          5.9%             3.125      11/1/2000    9,065       20,032

- ------------
(1) Effective June 22, 1995, Mr. Yanklowitz left the employ of the Company.

(2) Option becomes exercisable in annual 25% increments commencing twelve months after the date of grant.

                       FISCAL YEAR-END OPTION/SAR VALUES

     Shown below is information with respect to unexercised options to purchase Common Stock of the Company held by the Named Officers. None of the Named Officers exercised any stock options during fiscal year 1995.

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                    OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS
                                                  DECEMBER 31, 1995(#)           AT DECEMBER 31, 1995($)(2)
                                             ------------------------------    ------------------------------
                   NAME                      EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
- ------------------------------------------   -----------      -------------    -----------      -------------
Jerry Kalov...............................     406,493            85,493          23,187            23,187
Stephen M. Yanklowitz(1)..................          --                --              --                --
Gerald M. Laures..........................      13,500            36,500           4,375            10,625

- ------------
(1) Effective June 22, 1995, Mr. Yanklowitz left the employ of the Company. All unexercisable options terminated upon Mr. Yanklowitz's cessation of employment.

(2) Based on the closing price on The Nasdaq Stock Market on December 29, 1995.

                        REPORT ON EXECUTIVE COMPENSATION

     The members of the Compensation Committee of the Board of Directors and the 1995 Stock Option Plan Committee have furnished the following report on executive compensation:

     The Compensation Committee administers the Company's various incentive plans, including its annual bonus plan and stock incentive plans, other than the 1995 Stock Option Plan. In addition, the Compensation Committee reviews with the Board of Directors in detail the compensation of the Named Officers. The 1995 Stock Option Plan Committee administers the Company's 1995 Stock Option Plan.

     The compensation policy of the Company, which is endorsed by each Committee, is designed to align the interests of the Company's executive officers and key employees with that of the Company's shareholders and to advance the interests of the Company and its shareholders by attracting and retaining well-qualified executive officers and key employees. Therefore, it is the Company's policy that a substantial portion of the incentive compensation of each Named Officer relates to and must be contingent upon the performance of the Company, as well as the individual contribution of each officer. When considering the compensation of the Company's executive officers, each Committee considers, as applicable, the following factors: (a) Company performance; (b) the individual performance of each executive officer; (c) compensation levels for similar positions at comparable companies; (d) the recommendations of the Chief Executive Officer; and (e) in the case of Mr. Kalov, the terms of his ten-year employment agreement with the Company dated January 1, 1988, as amended (the "Employment Agreement").

     Mr. Kalov's salary and bonus are determined pursuant to his Employment Agreement. The Employment Agreement provides that Mr. Kalov will be paid an annual salary of $300,000 and an annual bonus equal to 4% of the Company's pretax accounting income, if any. For the other Named Officers, base salaries are set at competitive levels. Salary increases and bonuses are paid based upon both the performance of the entire Company and individual performance. The Compensation Committee does not assign any specific weight to any measure of Company or individual performance.

     The 1995 Stock Option Plan Committee may grant options to purchase the Company's Common Stock under the 1995 Stock Option Plan to certain key employees. The Compensation Committee may recommend to the Board of Directors that certain key employees be granted options to purchase the Company's Common Stock under all other stock incentive plans. The exercise price of each option granted is generally equal to 100% of the fair market value of the shares on the date of grant and options granted are generally exercisable in part from time to time commencing twelve months after the grant date, generally in an amount equal to 25% of the total number of shares covered during each successive twelve-month period. The Committees believe that such grants are an important way to link directly the financial interests of key employees with those of the Company's shareholders. In fiscal year 1995, Mr. Laures received options to purchase 10,500 shares of Common Stock at the exercise price of $3.125 per share.

     The foregoing report has been furnished by:

                    Mr. Horberg (Chairman)
                    Mr. Kalov
                    Mr. Carmichael
                    Mr. Schwartz

                               PERFORMANCE GRAPH

     The following Performance Graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock for the five-year period, December 31, 1990 to December 31, 1995, with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies), which includes the Company, and a peer group of companies selected by the Company (the "Peer Group").

     Companies used to construct the Peer Group index include the following:
Cincinnati Microwave, Inc., Code Alarm, Koss Corporation and Zenith Electronics Corporation. In selecting companies for the Peer Group, the Company focused on publicly traded companies that design and market electronics products, which have characteristics similar to that of the Company's in terms of one or more of the following: type of product, end market, distribution channels, sourcing or sales volume.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

       MEASUREMENT PERIOD
(FISCAL YEAR ENDED DECEMBER 31)       COBRA          NASDAQ        PEER GROUP
1990                                   100.000         100.000         100.000
1991                                   103.850         160.564         112.870
1992                                   134.621         186.866         104.077
1993                                    80.773         214.511         165.597
1994                                    57.696         209.686         201.532
1995                                    92.314         296.304         127.409

     The graph assumes $100 invested on December 31, 1990 in each of the Company's Common Stock, The Nasdaq Stock Market (U.S. Companies) and the Peer Group. Reinvestment of dividends, if any, has been assumed and, with respect to each Company in the Peer Group, the returns of such Company have been weighted to reflect stock market capitalization at the beginning of each period indicated on the Performance Graph. The graph was plotted using the following data:

                                     1990        1991        1992        1993        1994        1995
                                   --------    --------    --------    --------    --------    --------
Cobra...........................   $100.000    $103.850    $134.621    $ 80.773    $ 57.696    $ 92.314
NASDAQ..........................    100.000     160.564     186.866     214.511     209.686     296.304
Peer Group......................    100.000     112.870     104.077     165.597     201.532     127.409

     Note: Sources include The Nasdaq Stock Market, CDA Investment Technologies,
           Inc. and Standard & Poor's Corporation.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Jerry Kalov and Stephen Yanklowitz.

     The Company's employment agreement with Jerry Kalov provides that, subject to certain conditions, Mr. Kalov will be entitled to a lump sum payment equal to 450 percent of Mr. Kalov's base salary for the calendar year immediately preceding a change of control of the Company in addition to certain provisions with respect to the performance of the Company. In addition, under the terms of Mr. Kalov's agreement, the Company is obligated to make payments to him or his designated beneficiary beginning at the earlier of the date on which Mr. Kalov reaches age 62 or his employment with the Company is terminated. In either such event, the Company is to make payments for a period of 15 years in an amount equal to 60% of the average of Mr. Kalov's salary (including bonus) for the five years during which he received the highest compensation within the ten-year period preceding the earlier of Mr. Kalov's attaining age 62 or termination of employment. The deferred payments are limited to a minimum of $252,272 and a maximum of $326,477. The obligation of the Company to make such payments is irrevocable in the case of death, permanent disability or termination following a change of control of the Company. Otherwise, Mr. Kalov's interest in such payments is not fully vested until 1997. Mr. Kalov's agreement also requires the Company to pay him an annual salary of $300,000 and an annual bonus equal to 4% of the Company's pretax accounting income, if any. Under the terms of the deferred compensation arrangement described above and based upon actual compensation paid through fiscal year 1995, Mr. Kalov would be entitled to annual payments of $252,272 upon attaining age 62.

     The Company also has an employment agreement with Stephen Yanklowitz that ended with his termination of employment on June 22, 1995. The agreement provides that in the event of termination of employment Mr. Yanklowitz is entitled to an amount equal to Mr. Yanklowitz's regular annual salary, payable in twelve equal monthly installments, and continuation of Mr. Yanklowitz's then existing medical and health benefits for one year from the date of Mr. Yanklowitz's termination. However, if during this one year period, Mr. Yanklowitz obtains either employment elsewhere or an independent contract or any other type of engagement providing Mr. Yanklowitz with salary, commission or any other type of compensation or benefits, or both, the Company's obligation to make such salary payments and benefits to Mr. Yanklowitz shall be reduced by the salary, commission or any other type of compensation and benefits, respectively, payable to Mr. Yanklowitz from such employment, contract or engagement.

                                    AUDITORS

     As a result of a bidding process to select an auditor for fiscal year 1994, on July 19, 1994, the Company's Board of Directors informed Arthur Andersen LLP ("Andersen"), the Company's independent accountants for fiscal year 1993, that Andersen would not be retained for fiscal year 1994. The decision to change independent accountants was recommended to the Board of Directors by its Audit and Finance Committee. Andersen's report on the Company's financial statements for fiscal year 1993 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Andersen informed the Company that Andersen believed that two disagreements occurred in connection with its audit of the Company's financial statements for the year ended December 31, 1993, that if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in its auditor's report on the Company's financial statements. These two disagreements were as follows:

     1) In connection with Andersen's audit of the Company's December 31, 1993 financial statements, Andersen observed conditions that raised a question about the Company's ability to continue in existence as a going concern. As part of its audit procedures, consistent with Statement of Auditing Standards No. 59, Andersen requested the Company's 1994 financial plan ("Plan"). Andersen was provided with the Company's Plan but requested that the Company provide a revised Plan. A revised Plan was provided promptly; however, the Company questioned Andersen's need for a revised Plan in light of all of the other information the Company provided to Andersen. As a result, Andersen viewed this matter as a disagreement as defined under Item 304 of Regulation S-K adopted by the Securities and Exchange Commission. The matter was resolved to Andersen's satisfaction prior to the issuance of the Company's December 31, 1993 financial statements.

     2) In connection with Andersen's audit of the Company's December 31, 1993 financial statements, Andersen disagreed with the Company regarding its classification of the Company's debt as non-current. Andersen indicated that because of various factors, including the existence of a material adverse change clause in the debt agreement, current classification of the Company's bank debt as of December 31, 1993 would be appropriate. At that time, the Company believed that its bank debt could be classified as non-current with appropriate financial statement disclosure. After reviewing the information presented by Andersen with respect to the effect of the material adverse change clause on debt classification, the Company agreed with Andersen. Andersen viewed this discussion as a disagreement as defined under Item 304 of Regulation S-K. The disagreement was resolved to Andersen's satisfaction prior to the issuance of the Company's December 31, 1993 financial statements in which the debt was classified as a current liability.

     Both of these matters were discussed between Andersen and the Audit and Finance Committee of the Board of Directors. The Company believes that there were no disagreements with Andersen within the meaning of Item 304 of Regulation S-K because Instruction 4 of Item 304 specifically excludes as disagreements "initial differences of opinion based on incomplete facts or preliminary information that were later resolved to the former accountant's satisfaction by, and providing the Company and the accountant do not continue to have a difference of opinion upon, obtaining additional relevant facts or information." The Company believes that each disagreement identified by Andersen was resolved to the satisfaction of Andersen, that there was no continuing difference of opinion between the Company and Andersen and that each "disagreement" was resolved upon the Company's obtaining additional relevant facts and information from Andersen.

     On August 15, 1994, the Company engaged Deloitte & Touche LLP as its independent accountant for fiscal year 1994. The decision to engage Deloitte & Touche LLP was recommended to the Board of Directors by the Company's Audit and Finance Committee. Deloitte & Touche LLP has also been selected by the Board of Directors to serve as the Company's independent accountants for 1996. A representative of Deloitte & Touche LLP will be present at the 1996 Annual Meeting of Shareholders and will be given an opportunity to make a statement and to respond to appropriate questions from shareholders.

                             SECTION 16(A) REPORTS

     Based solely on a review of copies of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company by persons who were, at any time during 1995, directors or executive officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock, no such persons failed to file on a timely basis reports required by such Section 16 during or with respect to 1995.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders, currently scheduled for May 13, 1997, must be received by the Secretary of the Company not later than December 18, 1996, in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.

                    REQUEST TO VOTE, SIGN AND RETURN PROXIES

     Whether or not you plan to attend the Annual Meeting of Shareholders on May 14, 1996, please mark, sign, date and return the enclosed proxy as soon as possible in the enclosed postage-paid envelope.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than the election of Class I directors, that may be brought before the 1996 Annual Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters. In addition to use of the mails, the Company may also solicit proxies by telephone, telegraph or similar means. The Company's registrar and transfer agent, American Stock Transfer & Trust Company, will assist the Company in its solicitation of proxies and will not receive any additional fee for its services. Other than American Stock Transfer & Trust Company, no specially engaged employees or paid solicitors will be used in this solicitation, the expenses of which will be paid by the Company (such expenses are not expected to exceed the amount normally expended for an uncontested solicitation in connection with an election of directors). Officers and other regular employees of the Company will not receive any additional compensation in connection with this solicitation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1995 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE AND INFORMATION CONCERNING EXECUTIVE OFFICERS OF THE COMPANY, WILL BE FURNISHED WITHOUT CHARGE, BY FIRST CLASS MAIL, UPON THE WRITTEN OR ORAL REQUEST OF ANY SHAREHOLDER, INCLUDING ANY BENEFICIAL OWNER ENTITLED TO VOTE AT THE MEETING DIRECTED TO THE ATTENTION OF GERALD M. LAURES, THE COMPANY'S SECRETARY, 6500 WEST CORTLAND STREET, CHICAGO, ILLINOIS 60635, TELEPHONE: (312) 889-8870.

                                          By order of the Board of Directors,

                                          GERALD M. LAURES
                                               Secretary
                                               Cobra Electronics Corporation

Chicago, Illinois
April 17, 1996

                                    PROXY

                        COBRA ELECTRONICS CORPORATION

                    6500 WEST CORTLAND, CHICAGO, IL 60635

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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The undersigned hereby appoints William P. Carmichael and Gerald M. Laures as Proxies, each with the power to appoint his substitute, and hereby  authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Cobra Electronics Corporation held of record by the undersigned on April 5, 1996 at the Annual Meeting of Shareholders to be held on May 14, 1996, or any adjournment thereof.

                                                  (TO BE SIGNED ON REVERSE SIDE)



/X/ Please mark your
    votes as in this
    example.

                         WITHHOLD AUTHORITY
                 FOR          TO VOTE
                 VOTE           FOR
1. Election of                                                2. In their discretion, the Proxies are authorized to vote upon such
   Directors.     / /           / /                              other business as may properly come before the meeting.

Nominees: Jerry Kalov                                         This proxy, when properly executed below, will be voted in the
          Harold D. Schwartz                                  manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted for the election of the
(Instructions: to withhold authority to vote for either       nominees listed in item (1).
person, strike a line through the nominee's name.)
                                                              The directors recommend a vote for the election of the board's nominees to the board of directors.

                                                              Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                              SIGNATURE
SIGNATURE ___________________________________ DATE __________ (if held jointly) _________________________________ DATE ___________
NOTE: Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or as guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized person.  If a partnership, please sign in the partnership name by an authorized person.
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